SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-INVIVO CORPORATION

                    GABELLI SECURITIES, INC.
                                 1/26/04            4,500-           22.0000
                        GABELLI ASSOCIATES LTD
                                 1/26/04          112,519-           22.0000
                        GAF II
                                 1/26/04            6,500-           22.0000
                        GABELLI ASSOCIATES FUND
                                 1/26/04          118,621-           22.0000
                    MJG ASSOCIATES, INC.
	                   GABELLI FUND, LDC
                                 1/26/04            1,500-           22.0000
                    GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                 1/26/04            2,000-           22.0000


(1)	THE DISPOSITIONS MADE ON 1/26/04 WERE IN CONNECTION WITH THE
  TENDER OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE
	  13D.

          (2) PRICE EXCLUDES COMMISSION.